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                                                                     EXHIBIT 3.1

                          FOURTH AMENDED AND RESTATED

                                    BYLAWS

                                      OF

                                  iMALL, INC.

    (as Amended and Restated by the Board of Directors as of July 11, 1999)

                              ARTICLE 1.  OFFICES

     1.1. Business Office. The principal office of the corporation shall be located at any place either within or outside the State of Nevada as designated in the corporation's most recent document on file with the Nevada Secretary of State, Division of Corporations. The corporation may have such other offices, either within or without the State of Nevada as the board of directors may designate or as the business of the corporation may require from time to time.

     1.2. Registered Office. The registered office of the corporation shall be located within the State of Nevada and may be, but need not be, identical with the principal office. The address of the registered office may be changed from time to time.

                           ARTICLE 2.  SHAREHOLDERS

     2.1. Annual Shareholder Meeting. The annual meeting of the shareholders shall be held on any date and time which may from time to time be designated by the Board of Directors. At such annual meeting, directors shall be elected and any other business may be transacted that may properly come before the meeting.

     2.2. Special Shareholder Meeting. Special meetings of the shareholders, for any purpose or purposes described in the meeting notice, may be called by the president, or by the board of directors, and shall be called by the president at the request of the holders of not less than one-fourth of all outstanding votes of the corporation entitled to be cast on any issue at the meeting.

     2.3. Place of Shareholder Meeting. The board of directors may designate any place, either within or without the State of Nevada, as the place of meeting for any annual or any special meeting of the shareholders, unless by written consent, which may be in the form of waivers of notice or otherwise, all shareholders entitled to vote at the meeting designate a different place, either within or without the State of Nevada, as the place for the holding of such meeting.

     2.4. Notice of Shareholder Meeting. Written notice stating the date, time, and place of any annual or special shareholder meeting shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the President, the board of directors, or other persons calling the meeting, to each shareholder of record entitled to vote at such meeting and to any other shareholder entitled by the Nevada Revised Statutes (the "Statutes") or the articles of incorporation to receive notice of the meeting. Notice shall be deemed to be effective at the earlier of: (1) when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid; (2) on the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee; (3) when received; or
(4) 3 days after deposit in the United States mail, if mailed postpaid and correctly addressed to an address other than that shown in the corporation's current record of shareholders.

     If any shareholder meeting is adjourned to a different date, time or place, notice need not be given of the new date, time and place, if the new date, time and place is announced at the meeting before adjournment. But if the adjournment is for more than 30 days or if a new record date for the adjourned meeting is or must be fixed, then
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notice must be given pursuant to the requirements of the previous paragraph, to those persons who are shareholders as of the new record date.

     2.5. Waiver of Notice. A shareholder may waive any notice required by the Statutes, the articles of incorporation, or these bylaws, by a writing signed by the shareholder entitled to the notice, which is delivered to the corporation (either before or after the date and time stated in the notice) for inclusion in the minutes or filing with the corporate records.

     A shareholder's attendance at a meeting:

          (a) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting because of lack of notice or effective notice; and

          (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

     2.6. Fixing of Record Date. For the purpose of determining shareholders of any voting group entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any distribution, or in order to make a determination of shareholders for any other proper purpose, the board of directors may fix in advance a date as the record date. Such record date shall not be more than 60 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is so fixed by the board for the determination of shareholders entitled to notice of, or to vote at a meeting of shareholders, the record date for determination of such shareholders shall be at the close of business on the day the first notice is delivered to shareholders. If no record date is fixed by the board for the determination of shareholders entitled to receive a distribution, the record date shall be the date the board authorizes the distribution. With respect to actions taken in writing without a meeting, the record date shall be the date the first shareholder signs the consent.

     When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof unless the board of directors fixes a new record date which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

     2.7. Shareholder List. After fixing a record date for a shareholder meeting, the corporation shall prepare a list of the names of its shareholders entitled to be given notice of the meeting. The shareholder list must be available for inspection by any shareholder, beginning on the earlier of 10 days before the meeting for which the list was prepared or 2 business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, and any adjournment thereof. The list shall be available at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting is to be held

     2.8.  Shareholder Quorum and Voting Requirements.

           2.8.1. Quorum. Except as otherwise required by the Statutes or the articles of incorporation, a majority of the outstanding shares of the corporation, represented by person or by proxy, shall constitute a quorum at each meeting of the shareholders. If a quorum exists, action on a matter, other than the election of directors, is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the articles of incorporation or the Statutes require a greater number of affirmative votes.

           2.8.2. Voting of Shares. Unless otherwise provided in the articles of incorporation or these bylaws, each outstanding share, regardless of class, is entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

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     2.9.  Quorum and Voting Requirements of Voting Groups.  If the articles of incorporation or the Statutes provide for voting by a single voting group on a matter, action on that matter is taken when voted upon by that voting group.

     Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

     Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the articles of incorporation or the Statutes provide otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

     If the articles of incorporation or the Statutes provide for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately. Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter.

     If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the articles of incorporation or the Statutes require a greater number of affirmative votes.

     2.10. Greater Quorum or Voting Requirements. The articles of incorporation may provide for a greater quorum or voting requirement for shareholders, or voting groups of shareholders, than is provided for by these bylaws. An amendment to the articles of incorporation that adds, changes, or deletes a greater quorum or voting requirement for shareholders must meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirement then in effect or proposed to be adopted, whichever is greater.

     2.11. Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy which is executed in writing by the shareholder or which is executed by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation or other person authorized to tabulate votes before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the proxy. All proxies are revocable unless they meet specific requirements of irrevocability set forth in the Statutes. The death or incapacity of a voter does not invalidate a proxy unless the corporation is put on notice. A transferee for value who receives shares subject to an irrevocable proxy, can revoke the proxy if he had no notice of the proxy.

     2.12.  Corporation's Acceptance of Votes.

            2.12.1. If the name signed on a vote, consent, waiver, proxy appointment, or proxy appointment revocation corresponds to the name of a shareholder, the corporation, if acting in good faith, is entitled to accept the vote, consent, waiver, proxy appointment, or proxy appointment revocation and give it effect as the act of the shareholder.

            2.12.2. If the name signed on a vote, consent, waiver, proxy appointment, or proxy appointment revocation does not correspond to the name of a shareholder, the corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver, proxy appointment, or proxy appointment revocation and give it effect as the act of the shareholder if:

             (a) the shareholder is an entity as defined in the Statutes and the name signed purports to be that of an officer or agent of the entity;

             (b) the name signed purports to be that of an administrator, executor, guardian, or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the

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corporation has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation;

             (c) the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation has been presented with respect to the vote, consent, waiver, proxy appointment, or proxy appointment revocation; or

             (d) the name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory's authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation; or

             (e) two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all co-tenants or fiduciaries.

          2.12.3. If shares are registered in the names of two or more persons, whether fiduciaries, members of a partnership, co-tenants, husband and wife as community property, voting trustees, persons entitled to vote under a shareholder voting agreement or otherwise, or if two or more persons (including proxy holders) have the same fiduciary relationship respecting the same shares, unless the secretary of the corporation or other officer or agent entitled to tabulate votes is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

            (a) if only one votes, such act binds all;

            (b) if more than one votes, the act of the majority so voting bind all;

            (c) if more than one votes, but the vote is evenly split on any particular matter, each fraction may vote the securities in question proportionately.

     If the instrument so filed or the registration of the shares shows that any tenancy is held in unequal interests, a majority or even split for the purpose of this Section shall be a majority or even split in interest.

          2.12.4. The corporation is entitled to reject a vote, consent, waiver, proxy appointment or proxy appointment revocation if the secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

          2.12.5. The corporation and its officer or agent who accepts or rejects a vote, consent, waiver, proxy appointment or proxy appointment revocation in good faith and in accordance with the standards of this Section are not liable in damages to the shareholder for the consequences of the acceptance or rejection.

          2.12.6. Corporate action based on the acceptance or rejection of a vote, consent, waiver, proxy appointment or proxy appointment revocation under this Section is valid unless a court of competent jurisdiction determines otherwise.

     2.13.  Action by Shareholders Without a Meeting.

            2.13.1. Written Consent. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting and without prior notice if one or more consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shareholders entitled to vote with respect to the subject matter thereof were present and voted. Action taken under this Section

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has the same effect as action taken at a duly called and convened meeting of shareholders and may be described as such in any document.

          2.13.2. Post-Consent Notice. Unless the written consents of all shareholders entitled to vote have been obtained, notice of any shareholder approval without a meeting shall be given at least ten days before the consummation of the action authorized by such approval to (i) those shareholders entitled to vote who did not consent in writing, and (ii) those shareholders not entitled to vote. Any such notice must be accompanied by the same material that is required under the Statutes to be sent in a notice of meeting at which the proposed action would have been submitted to the shareholders for action.

          2.13.3. Effective Date and Revocation of Consents. No action taken pursuant to this Section shall be effective unless all written consents necessary to support the action are received by the corporation within a sixty-day period and not revoked. Such action is effective as of the date the last written consent is received necessary to effect the action, unless all of the written consents specify an earlier or later date as the effective date of the action. Any shareholder giving a written consent pursuant to this Section may revoke the consent by a signed writing describing the action and stating that the consent is revoked, provided that such writing is received by the corporation prior to the effective date of the action.

          2.13.4. Unanimous Consent for Election of Directors. Notwithstanding subsection 2.13.1, directors may not be elected by written consent unless such consent is unanimous by all shares entitled to vote for the election of directors.

     2.14. Voting for Directors. Unless otherwise provided in the articles of incorporation, every shareholder entitled to vote for the election of directors has the right to cast, in person or by proxy, all of the votes to which the shareholder's shares are entitled for as many persons as there are directors to be elected and for whom election such shareholder has the right to vote. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

                        ARTICLE 3.  BOARD OF DIRECTORS

     3.1. General Powers. Unless the articles of incorporation have dispensed with or limited the authority of the board of directors by describing who will perform some or all of the duties of a board of directors, all corporate powers shall be exercised by or under the authority, and the business and affairs of the corporation shall be managed under the direction, of the board of directors.

     3.2. Number, Tenure and Qualification of Directors. The authorized number of directors shall be between one (1) and ten (10); provided, however, that if the corporation has less than seven shareholders entitled to vote for the election of directors, the board of directors may consist of a number of individuals equal to or greater than the number of those shareholders. The current number of directors shall be within the limit specified above, as determined (or as amended form time to time) by a resolution adopted by either the shareholders or the directors. Each director shall hold office until the next annual meeting of shareholders or until the director's earlier death, resignation, or removal. However, if his term expires, he shall continue to serve until his successor shall have been elected and qualified, or until there is a decrease in the number of directors. Directors do not need to be residents of Nevada or shareholders of the corporation.

     3.3. Regular Meetings of the Board of Directors. A regular meeting of the board of directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders, for the purpose of appointing officers and transacting such other business as may come before the meeting. The board of directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

     3.4. Special Meetings of the Board of Directors. Special meetings of the board of directors may be called by or at the request of the president or any director. The person authorized to call special meetings of the board of directors may fix any place as the place for holding any special meeting of the board of directors.

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     3.5.  Notice of, and Waiver of Notice for, Special Director Meeting.
Unless the articles of incorporation provide for a longer or shorter period, notice of the date, time, and place of any special director meeting shall be given at least two days previously thereto either orally or in writing. Any director may waive notice of any meeting. Except as provided in the next sentence, the waiver must be in writing and signed by the director entitled to the notice. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business and at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting, and does not thereafter vote for or assent to action taken at the meeting. Unless required by the articles of incorporation, neither the business to be transacted at, nor the purpose of, any special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     3.6.  Director Quorum and Voting.

           3.6.1. Quorum. A majority of the number of directors prescribed by resolution shall constitute a quorum for the transaction of business at any meeting of the board of directors unless the articles of incorporation require a greater percentage.

     Unless the articles of incorporation provide otherwise, any or all directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

     A director who is present at a meeting of the board of directors or a committee of the board of directors when corporate action is taken is deemed to have assented to the action taken unless: (1) the director objects at the beginning of the meeting (or promptly upon his arrival) to holding or transacting business at the meeting and does not thereafter vote for or assent to any action taken at the meeting; and (2) the director contemporaneously requests his dissent or abstention as to any specific action be entered in the minutes of the meeting; or (3) the director causes written notice of his dissent or abstention as to any specific action be received by the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

     3.7. Director Action Without a Meeting. Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if all the directors consent to such action in writing. Action taken by consent is effective when the last director signs the consent, unless, prior to such time, any director has revoked a consent by a signed writing received by the corporation, or unless the consent specifies a different effective date. A signed consent has the effect of a meeting vote and may be described as such in any document.

     3.8. Resignation of Directors. A director may resign at any time by giving a written notice of resignation to the corporation. Such resignation is effective when the notice is received by the corporation, unless the notice specifies a later effective date.

     3.9. Removal of Directors. The shareholders may remove one or more directors at a meeting called for that purpose if notice has been given that a purpose of the meeting is such removal. The removal may be with or without cause unless the articles of incorporation provide that directors may only be removed with cause. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove him. A director may be removed only if the number of votes cast to remove him is not less than two-thirds of the holders of issued and outstanding shares entitled to vote.

     3.10. Board of Director Vacancies. Unless the articles of incorporation provide otherwise, if a vacancy occurs on the board of directors, including a vacancy resulting from an increase in the number of directors, the shareholders may fill the vacancy. During such time that the shareholders fail or are unable to fill such vacancies then and until the shareholders act:

            (a) the board of directors may fill the vacancy; or

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            (b) if the board of directors remaining in office constitute fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

     If the vacant office was held by a director elected by a voting group of shareholders:

            (a) if there are one or more directors elected by the same voting group, only such directors are entitled to vote to fill the vacancy if it is filled by the directors; and

            (b) only the holders of shares of that voting group are entitled to vote to fill the vacancy if it is filled by the shareholders.

     A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date) may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

     3.11. Director Compensation. By resolution of the board of directors, each director may be paid his expenses, if any, of attendance at each meeting of the board of directors and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the board of directors or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     3.12.  Director Committees.

            3.12.1. Creation of Committees. Unless the articles of incorporation provide otherwise, the board of directors may create one or more committees and shall appoint at least one member of the board of directors to serve on each of them. Each committee must have one or more members, who shall serve at the pleasure of the board of directors.

            3.12.2. Selection of Members. The creation of a committee and appointment of members to it must be approved by the greater of (1) a majority of all the directors in office when the action is taken or (2) the number of directors required by the articles of incorporation to take such action.

            3.12.3. Required Procedures. Those Sections of this Article 3 which govern meetings, actions without meetings, notice and waiver of notice, quorum and voting requirements of the board of directors, apply to committees and their members.

            3.12.4. Authority. Unless limited by the articles of incorporation, each committee may exercise those aspects of the authority of the board of directors which the board of directors confers upon such committee in the resolution creating the committee. Provided, however, a committee may not:

            (a)  authorize distributions;

            (b) approve or propose to shareholders action that the Statutes require be approved by shareholders;

            (c) fill vacancies on the board of directors or on any of its committees;

            (d)  amend the articles of incorporation;

            (e)  adopt, amend or repeal bylaws;

            (f)  approve a plan of merger not requiring shareholder approval;

            (g) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the board of directors; or

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            (h)  authorize or approve the issuance or sale or contract for sale of shares or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the board of directors may authorize a committee (or an officer) to do so within limits specifically prescribed by the board of directors.

       ARTICLE 3A.  CERTAIN PROVISIONS CONCERNING THE BOARD OF DIRECTORS

     3A.1.  Effectiveness and Interpretation.

            (a) This Article 3A shall be in effect from the date of adoption of this Article 3A until First Data Merchant Services Corporation ("FDMS") and its permitted successors no longer have the right under Section 2.1 of the Stockholders Agreement (the "Stockholders Agreement") dated October 30, 1998 by and among Richard M. Rosenblatt, Mark R. Comer, Craig R. Pickering (collectively, the "Significant Stockholders"), FDMS and the corporation to designate as members of the board of directors the Agreed Representative Number (as defined in the Stockholders Agreement), at which time (the "Article 3A Termination Date"), the terms and provisions of this Article 3A shall, immediately and automatically terminate and no longer have any force or effect. Upon the termination of Article 3A pursuant to this Section 3A.1, the provisions of these bylaws other than Article 3A shall be the bylaws of the corporation until amended, modified or repealed in accordance with the terms hereof.

          (b) In the event of any conflict between the provisions of this
Article 3A and any other provisions of these bylaws or, to the extent that any of the provisions of this Article 3A overlap with and/or are more specific or more restrictive than any other provisions contained in these bylaws, the provisions of this Article 3A shall govern.

     3A.2.  Representation on the Board of Directors.

          (a) The total authorized number of directors constituting the entire board of directors shall be determined by the board of directors acting without the participation of the FDMS Directors (as defined in Section 3A.6 below) and any other members of the board of directors who are affiliates of FDMS (or its permitted successors); provided, however, that such total authorized number of
                       --------  -------
directors shall not be less than seven (7) nor exceed ten (10).

          (b) There are hereby established the following committees for designating persons as the nominees of the board of directors for election as directors and for filling director vacancies, as provided below: the FDMS Committee and the Company Committee (each, a "Nominating Committee"). The two Nominating Committees shall be comprised as follows: (i) the FDMS Committee shall be comprised exclusively of each of the FDMS Directors (as defined in Section 3A.6 below), (ii) the Company Committee shall be comprised of directors named by a majority vote of the board of directors excluding the FDMS Directors and any other members of the board of directors who are affiliates of FDMS (or its permitted successors). Except as otherwise provided in this Article 3A, the Nominating Committees shall exercise all power and authority of the board of directors with respect to designating persons as the nominees of the board of directors for election to, or appointing persons to fill vacancies on, the board of directors.

          (c) Prior to each meeting of the stockholders at which directors are to be elected, (i) the FDMS Committee shall designate the Agreed Representative Number of persons as nominees for election as directors and (ii) the Company Committee shall designate the Company Number of persons as nominees for election as directors. The Company Number shall equal the total authorized number of directors determined in accordance with Section 3A.2(a) of these bylaws minus the Agreed Representative Number.

          (d) At each meeting of the stockholders at which directors are to be elected, the officer of the corporation presiding at such meeting shall nominate, on behalf of the Nominating Committees, as directors the persons designated for nomination by the Nominating Committees in accordance with paragraph (c) above, and the nominations so made shall be deemed to be made at the direction of the Nominating Committees. At any meeting of stockholders at which directors are to be elected, neither the board of directors nor any committee thereof shall

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nominate or direct there to be nominated as a director any person not designated by one of the Nominating Committees.

          (e) If any FDMS Director is removed from the board of directors, resigns, retires, dies or otherwise cannot continue to serve as a member of the board of directors, then the FDMS Committee shall have the exclusive authority to appoint a person to fill such vacancy;

          (f) If any director who is one of the Company Number of directors is removed from the board of directors, resigns, retires, dies or otherwise cannot continue to serve as a member of the board of directors, then the Company Committee shall have the exclusive authority to appoint a person to fill such vacancy.

     3A.3.  Retirement/Removal of Directors.

            (a) The board of directors shall not request that a Special Meeting be called, at which meeting the removal of an FDMS Director from office is to be voted on, unless the board of directors has first determined, by the affirmative vote of at least a majority of the members of the entire board of directors and with the concurrence of a majority of the FDMS Committee, that there exists Cause (as defined in below) to remove such director from the board of directors.

     3A.4. Actions by the Board. The board of directors shall not authorize or approve any recommendation to the stockholders to change the number of directors constituting the entire board of directors without the affirmative vote of each of the FDMS Committee and the entire board of directors .

     3A.5. Amendment. Article 3A of these bylaws may not be altered, amended or repealed, nor may any provision inconsistent with Article 3A be adopted, except by a majority of the board of directors, with the approval of a majority of the FDMS Committee.

     3A.6. Certain Definitions. The following terms as used in these bylaws shall have the following meanings:

"Cause" means (i) willful and continued failure to substantially perform his or her duties to the corporation in accordance with his or her established position at the corporation, (ii) willful conduct which is significantly injurious to the corporation, monetarily or otherwise or (iii) conviction for, or guilty plea to, a felony. "FDMS Directors" means (i) each of the directors initially designated as such by the board of directors (as of the Effective Time) and (ii) each other director nominated or appointed by the FDMS Committee in accordance with this
Article 3A.

     3A.7. Control Share Statute. The acquisition by FDMS (or by its permitted transferees under the agreements referred to hereinafter in this sentence) of voting securities of the corporation pursuant to or in compliance with the Investment Agreement dated as of October 30, 1998 between the corporation and FDMS and the Stockholders Agreement is hereby exempted from the provisions of the Nevada Control Share Statute set forth in Sections 78.378 to 78.3793 of the Statutes.

                             ARTICLE 4.  OFFICERS

     4.1. Number of Officers. The officers of the corporation shall be a president, a secretary and a treasurer, each of whom shall be appointed by the board of directors. Such other officers and assistant officers as may be deemed necessary, including any vice presidents, may also be appointed by the board of directors. If specifically authorized by the board of directors, an officer may appoint one or more officers or assistant officers. The same individual may simultaneously hold more than one office in the corporation.

     4.2. Appointment and Term of Office. The officers of the corporation shall be appointed by the board of directors for a term as determined by the board of directors. If no term is specified, they shall hold office until the first meeting of the directors held after the next annual meeting of shareholders. If the appointment of officers shall not be made at such meeting, such appointment shall be made as soon thereafter as is convenient. Each officer shall

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

hold office until his successor shall have been duly appointed and shall have qualified until his death, or until he shall resign or is removed.

     The designation of a specified term does not grant to the officer any contract rights, and the board may remove the officer at any time prior to the termination of such term.

     4.3. Removal of Officers. Any officer or agent may be removed by the board of directors at any time, with or without cause. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment of an officer or agent shall not of itself create contract rights.

     4.4. Resignation of Officers. Any officer may resign at any time, subject to any rights or obligations under any existing contracts between the officers and the corporation, by giving notice to the president or board of directors.
An officer's resignation shall take effect at the time specified therein, and the acceptance of such resignation shall not be necessary to make it effective.

     4.5. President. Unless the board of directors has designated the chairman of the board as chief executive officer, the president shall be the chief executive officer of the corporation and, subject to the control of the board of directors, shall in general supervise and control all of the business and affairs of the corporation. Unless there is a chairman of the board, the president shall, when present, preside at all meetings of the shareholders and of the board of directors. The president may sign, with the secretary or any other proper officer of the corporation thereunder authorized by the board of directors, certificates for shares of the corporation and deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board f directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.

     4.6. Vice Presidents. If appointed, in the absence of the president or in the event of his death, inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designate at the time of their election, or in the absence of any designation, then in the order of their appointment) shall perform the duties of the president, and when so acting, shall have all the powers of, and be subject to, all the restrictions upon the president.

     4.7. Secretary. The secretary shall: (a) keep the minutes of the proceedings of the shareholders, the board of directors, and any committees of the board in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records; (d) when requested or required, authenticate any records of the corporation; (e) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (f) sign with the president, or a vice president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors; (g) have general charge of the stock transfer books of the corporation; and (h) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned by the president or by the board of directors. Assistant secretaries, if any, shall have the same duties and powers, subject to the supervision of the secretary.

     4.8. Treasurer. The treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such bank, trust companies, or other depositaries as shall be selected by the board of directors; and (c) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned by the president or by the board of directors. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the board of directors shall determine. Assistant treasurers, if any, shall have the same powers and duties, subject to the supervision of the treasurer.

     4.9. Salaries. The salaries of the officers shall be fixed from time to time by the board of directors.

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

                          ARTICLE 5.  INDEMNIFICATION

     5.1.  Indemnification and Insurance.

           5.1.1.  Indemnification of Directors and Officers.

          (a) For purposes of this Article, (A) "Indemnitee" shall mean each director or officer who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding (as hereinafter defined), by reason of the fact that he or she is or was a director or officer of the corporation or is or was serving in any capacity at the request of the corporation as a director, officer, employee, agent, partner, or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, trust, or other enterprise; and (B) "Proceeding" shall mean any threatened, pending or completed action or suit (including without limitation an action, suit or proceeding by or in the right of the corporation), whether civil, criminal, administrative or investigative.

          (b) Each Indemnitee shall be indemnified and held harmless by the corporation for all actions taken by him or her and for all omissions (regardless of the date of any such action or omission), to the fullest extent permitted by Nevada law, against all expense, liability and loss (including without limitation attorneys' fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding.

          (c) Indemnification pursuant to this Section shall continue as to an Indemnitee who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators.

          5.1.2. Indemnification of Employees and Other Persons. The corporation may, by action of its Board of Directors and to the extent provided in such action, indemnify employees and other persons as though they were Indemnitees.

          5.1.3. Non-Exclusivity of Rights. The rights to indemnification provided in this Article shall not be exclusive of any other rights that any person may have or hereafter acquire under any statute, provision of the corporation's Articles of Incorporation or Bylaws, agreement, vote of stockholders or directors, or otherwise.

          5.1.4. Insurance. The corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses.

          5.1.5. Other Financial Arrangements. The other financial arrangements which may be made by the corporation may include the following (i) the creation of a trust fund; (ii) the establishment of a program of self-insurance; (iii) the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; (iv) the establishment of a letter of credit, guarantee or surety. No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud, or a knowing violation of law, except with respect to advancement of expenses or indemnification ordered by a court.

          5.1.6. Others Matters Relating to Insurance or Financial Arrangements. Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the corporation or any other person approved by the Board of Directors, even if all or part of the other person's stock or other securities is owned by the corporation. In the absence of fraud:

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

          (a) the decision of the Board of Directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section and the choice of the person to the provide the insurance or other financial arrangement is conclusive; and

          (b) the insurance or other financial arrangement:

               (i)  is not void or voidable; and

               (ii) does not subject any director approving it to personal liability for his action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

          5.1.7. Payment of Expenses. In addition to any other rights of indemnification permitted by the Statutes as may be provided for by the corporation in its Articles of Incorporation or by agreement, the expenses of an Indemnitee incurred in defending a civil or criminal action, suit or proceeding, involving alleged acts or omissions of such Indemnitee in his or her capacity as an officer or director of the corporation, must be paid, by the corporation or through insurance purchased and maintained by the corporation or through other financial arrangements made by the corporation, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Indemnitee to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation.

     5.2. Amendment. The provisions of this Article relating to indemnification shall constitute a contract between the corporation and each of its directors and officers which may be modified as to any director or officer only with that person's consent or as specifically provided in this Section. Notwithstanding any other provision of these Bylaws relating to their amendment generally, any repeal or amendment of this Article which is adverse to any director or officer shall apply to such director or officer only on a prospective basis and shall not limit the rights of an Indemnitee to indemnification with respect to any action or failure to act occurring prior to the time of such repeal or amendment. Notwithstanding any other provision of these Bylaws, no repeal or amendment of these Bylaws shall affect any or all of this Article so as to limit or reduce the indemnification in any manner unless adopted by (a) the unanimous vote of the directors of the corporation then serving, or (b) by the stockholders as set forth in Article VIII hereof; provided that no such amendment shall have retroactive effect inconsistent with the preceding sentence.

                               ARTICLE 6.  STOCK

     6.1. Issuance of Shares. The issuance or sale by the corporation of any shares of its authorized capital stock of any class, including treasury shares, shall be made only upon authorization by the board of directors, unless otherwise provided by statute. The board of directors may authorize the issuance of shares for consideration consisting of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed, contracts or arrangements for services to be performed, or other securities of the corporation. Shares shall be issued for such consideration expressed in dollars as shall be fixed from time to time by the board of directors.

     6.2.  Certificates for Shares.

           6.2.1. Content. Certificates representing shares of the corporation shall at minimum, state on their face the name of the issuing corporation and that it is formed under the laws of the State of Nevada; the name of the person to whom issued; and the number and class of shares and the designation of the series, if any, the certificate represents; and be in such form as determined by the board of directors. Such certificates shall be signed (either manually or by facsimile) by the president or a vice president and by the secretary or an assistant secretary and may be sealed with a corporate seal or a facsimile thereof. Each certificate for shares shall be consecutively numbered or otherwise identified.

           6.2.2. Legend as to Class or Series. If the corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences and limitations applicable to

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

each class and the variations in rights, preferences and limitations determined for each series (and the authority of the board of directors to determine variations for future series) must be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the corporation will furnish the shareholder this information on request in writing and without charge.

           6.2.3. Shareholder List. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation.

           6.2.4. Transferring Shares. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in cash of a lost, destroyed, or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the board of directors may prescribe.

     6.3.  Shares Without Certificates.

           6.3.1. Issuing Shares Without Certificates. Unless the articles of incorporation provide otherwise, the board of directors may authorize the issue of some or all the shares of any or all of its classes or series without certificates. The authorization does not affect shares already represented by certificates until they are surrendered to the corporation.

           6.3.2. Information Statement Required. Within a reasonable time after the issue or transfer of shares without certificates, the corporation shall send the shareholder a written statement containing, at a minimum, the information required by the Statutes.

     6.4. Registration of the Transfer of Shares. Registration of the transfer of shares of the corporation shall be made only on the stock transfer books of the corporation. In order to register a transfer, the record owner shall surrender the shares to the corporation for cancellation, properly endorsed by the appropriate person or persons with reasonable assurances that the endorsements are genuine and effective. Unless the corporation has established a procedure by which a beneficial owner of shares held by a nominee is to be recognized by the corporation as the owner, the person in whose name shares stand in the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

     6.5. Restrictions on Transfer or Registration of Shares. The board of directors or shareholders may impose restrictions on the transfer or registration of transfer of shares (including any security convertible into, or carrying a right to subscribe for or acquire shares). A restriction does not affect shares issued before the restriction was adopted unless the holders of the shares are parties to the restriction agreement or voted in favor of or otherwise consented to the restriction.

     A restriction on the transfer or registration of transfer of shares may be authorized:

            (a) to maintain the corporation's status when it is dependent on the number or identity of its shareholders;

            (b) to preserve entitlements, benefits or exemptions under federal or local laws; and

            (c) for any other reasonable purpose.

     A restriction on the transfer or registration of transfer of shares may:

            (a) obligate the shareholder first to offer the corporation or other persons (separately, consecutively or simultaneously) an opportunity to acquire the restricted shares;

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

            (b) obligate the corporation or other persons (separately, consecutively or simultaneously) to acquire the restricted shares;

            (c) require as a condition to such transfer or registration, that any one or more persons, including the holders of any of its shares, approve the transfer or registration if the requirement is not manifestly unreasonable; or

            (d) prohibit the transfer or the registration of transfer of the restricted shares to designated persons or classes of persons, if the prohibition is not manifestly unreasonable.

     A restriction on the transfer or registration of transfer of shares is valid and enforceable against the holder or a transferee of the holder if the restriction is authorized by this Section and its existence is noted conspicuously on the front or back of the certificate or is contained in the information statement required by this Article 6 with regard to shares issued without certificates. Unless so noted, a restriction is not enforceable against a person without knowledge of the restriction.

     6.6. Corporation's Acquisition of Shares. The corporation may acquire its own shares and the shares so acquired constitute authorized but unissued shares.

     If the articles of incorporation prohibit the reissue of acquired shares, the number of authorized shares is reduced by the number of shares acquired, effective upon amendment of the articles of incorporation, which amendment may be adopted by the shareholders or the board of directors without shareholder action. The articles of amendment must be delivered to the Secretary of State and must set forth:

            (a)  the name of the corporation;

            (b) the reduction in the number of authorized shares, itemized by class and series;

            (c) the total number of authorized shares, itemized by class and series, remaining after reduction of the shares; and

            (d) a statement that the amendment was adopted by the board of directors without shareholder action and that shareholder action was not required.

                          ARTICLE 7.   DISTRIBUTIONS

     7.1. Distributions to Shareholders. The board of directors may authorize, and the corporation may make, distributions to the shareholders of the corporation subject to any restriction sin the corporation's articles of incorporation and in the Statutes.

     7.2. Unclaimed Distributions. If the corporation has mailed three successive distributions to a shareholder at the shareholder's address as shown on the corporation's current record of shareholders and the distributions have been returned as undeliverable, no further attempt to deliver distributions to the shareholder need be made until another address for the shareholder is made known to the corporation, at which time all distributions accumulated by reason of this Section, except as otherwise provided by law, be mailed to the shareholder at such other address.

                           ARTICLE 8.  MISCELLANEOUS

     8.1. Inspection of Records by Shareholders and Directors. A shareholder or director of a corporation is entitled to inspect and copy, during regular business hours at the corporation's principal office, any of the records of the corporation required to be maintained by the corporation under the Statutes, if such person gives the corporation written notice of the demand at least five business days before the date on which such a person wishes to inspect and copy. The scope of such inspection right shall be as provided under the Statutes.

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

     8.2. Corporate Seal. The board of directors may provide a corporate seal which may be circular in form and have inscribed thereon any designation including the name of the corporation, the state of incorporation, and the words "Corporate Seal."

     8.3. Amendments. The corporation's board of directors may amend or repeal the corporation's bylaws at any time unless:

          (a) the articles of incorporation or the Statutes reserve this power exclusively to the shareholders in whole or part; or

          (b) the shareholders in adopting, amending, or repealing a particular bylaw provide expressly that the board of directors may not amend or repeal that bylaw; or

          (c) the bylaw either establishes, amends, or deletes, a greater shareholder quorum or voting requirement.

     Any amendment which changes the voting or quorum requirement for the board must meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirements then in effect or proposed to be adopted, whichever are greater.

     8.4. Fiscal Year. The fiscal year of the corporation shall be established by the board of directors.

  ARTICLE 9.  INAPPLICABILITY OF ACQUISITION OF CONTROLLING INTEREST STATUTE

     9.1. Acquisition of Controlling Interest Statute Shall Not Apply to the Corporation. Notwithstanding any other provision in the bylaws to the contrary, the provisions of Sections 78.378 to 78.3793, inclusive, of the Statutes (or any successor thereto), relating to acquisitions of controlling interests in the corporation do not apply to the corporation. Once that certain Agreement and Plan of Merger by and among the corporation, At Home Corporation ("Excite@Home") and Shop Nevada, Inc., a wholly-owned subsidiary of Excite@Home (the "Merger Agreement") has been executed by all the parties thereto, this Article 9 shall not be amended or repealed in a manner adverse to Excite@Home without Excite@Home's prior written consent, unless the Merger Agreement has been terminated in accordance with its terms.


DATED as of this 11th day of July, 1999.

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